UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 21, 2019
Date of Report (Date of earliest event reported):

Green Hygienics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153510	26-2801338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13795 Blaisdell Place, Suite 202, Poway, CA 92064
(Address of principal executive offices, including zip code)

1 (855) 802-0299
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Common Stock	GRYN	OTCMKTS

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2019, the Company completed a Purchase and Sale Agreement to acquire a commercial property in Poway, California. The Company will utilize the building as a head office for corporate administration and potentially manufacturing for hemp and CBD related products.  A copy of the Purchase and Sale Agreement is attached as an Exhibit.  The purchase price is $4,000,000, and the seller has the right to be paid up to $2,000,000 of the purchase price in the Company’s common stock at a purchase price of $1.88 per share. The share price was a 5% discount to the ten day moving average prior to the acceptance date of the contract. Closing is expected within 90 days.

Item 8.01 Other Events

The company entered into an engagement agreement with DelMorgan Group LLC and Globalist Capital, LLC to undertake certain activities on behalf of the Company, including (as appropriate) the following:

a.	reviewing the Company’s historical and projected business operations and results;
b.	analyzing strategic alternatives for the Company, including transaction options available to the Company;
c.	counselling the Company as to strategy and tactics for effecting a potential transaction;
d.	advising the Company as to the structure and form of possible transactions, including the form of any agreements related thereto;
e.	assisting the Company in obtaining appropriate information and in preparing due diligence presentations related to a potential transaction;
f.	introducing the Company to institutional investors, accredited individual investors, strategic or financial buyers, distributors, licensees, and/or strategic partners, as may be appropriate;
g.	assisting in negotiations related to potential transactions, as may be appropriate, on behalf of the Company; and
h.	rendering such other strategic transaction advisory and consulting services as may from time to time be agreed upon by the Company and Advisor.

The CEO of the Company was entitled to receive 250,000 shares for services provided.  The CEO assigned his rights to receive those shares to a family member and a business associate, both of whom are independent of the CEO and not active in the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2019	By:/s/ Ron Loudon
Ronald Loudoun
Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Secretary, Chairman of the Board

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